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LEASE

1. PARTIES. This Lease, made at Fort Wayne, Indiana, the 8th day of August, 2000, by and between ROGERS MARKETS, INC. (hereafter called "Lessor") and Tower Bank (hereafter called "Lessee").

WITNESSETH:

2. PREMISES. a. In consideration of the rent reserved and of the covenants to be performed by Lessee, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, a portion of a commercial center, known as The Shops at Scott Road situated in Allen County, Indiana, described in Exhibit "A." b. As used in this Lease, "Premises" means the portion of the Shopping Center described in Exhibit "B" (the "Shopping Center") totaling approximately 2,400 square feet, and includes all improvements now or hereafter located or constructed on the Premises, including the fixtures and equipment therein which are the property of Lessor as above described. "Improvements" means all buildings and other Improvements now or hereafter located or constructed on the Premises.

3. TERM. Ten (10) years with two five-year renewal options commencing on the earlier of one hundred twenty (120) days after the Lessor completes its construction on the Premises and the parking areas to be used by Lessee and its patrons or when the Lessee opens for business. The first and last months' rent shall be prorated.

This lease is contingent upon lessee receiving State and Federal Regulatory approval. If lessee does not receive these approvals, then lessee may terminate this Lease Agreement. Lessor is not obligated to begin its improvements on Exhibit C until Lessee gives Lessor notice of its receiving these approvals. If Lessee has not received State and Federal Regulatory approval within 120 days from the lease execution date, then Lessor shall have the right to cancel the lease with written notice to Lessee.

4. RENT. Lessee shall pay to Lessor at its office, as rent, in advance, on the first day of each calendar month as follows:
Year 1 $12.00 per square foot per year ($28,800.00/year payable in monthly installments of $2,400.00)
Year 2 $12.25 per square foot per year ($29,400.00/year payable in monthly installments of $2,450.00)
Year 3 $13.00 per square foot per year ($31,200.00/year payable in monthly installments of $2,600.00)
Year 4 $13.25 per square foot per year ($31,800.00/year payable in monthly installments of $2,650.00)
Year 5 $13.50 per square foot per year ($32,400.00/year payable in monthly installments of $2,700.00)
Year 6 $14.50 per square foot per year ($34,800.00/year payable in monthly installments of $2,900.00)
Year 7 $14.75 per square foot per year ($35,400.00/year payable in monthly installments of $2,950.00)
Year 8 $15.00 per square foot per year ($36,000.00/year payable in monthly installments of $3,000.00)
Year 9 $15.25 per square foot per year ($36,600.00/year payable in monthly installments of $3,050.00)
Year 10 $15.50 per square foot per year ($37,200.00/year payable in monthly installments of $3,100.00)

b, Rent, and any other sums required by the Lease to be paid by Lessee to Lessor, shall be paid by check, payable to Rogers Markets, Inc., until Lessee is further notified in writing by Lessor, and shall be mailed to 528 West 'Washington Boulevard, P.O. Box 10359, Fort Wayne, Indiana 46851, until Lessee is further notified in writing by Lessor or the then-payee.

5. RENEWAL. If Lessee is not in default under the terms of this Lease, Lessee shall have the right or option to renew this Lease for two (2) additional successive periods of five (5) period shall be subject to all the conditions and

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agreements herein contained. The renewal periods shall automatically renew unless Lessee notifies Lessor of its election not to renew the Lease by giving Lessor written notice of such election on or before six (6) months prior to the expiration of the initial term hereof or any renewal hereof. (A)The rental rate during the first five (5) year option periods shall be adjusted as follows: Year
II: $16.00 per square foot per year Year 12: $16.25 per square foot per year Year 13: $16.50 per square foot per year Year 14: $16.75 per square foot per year Year 15: $17.00 per square foot per year (B) The rental rate during the second of said five (5) year option periods shall be as follows: Year 16: $17.50 per square foot per year Year 17: $17.75 per square foot per year Year 18:
$18.00 per square foot per year Year 19: $18.25 per square foot per year Year 20: $18.50 per square foot per year

6. PURPOSE. It is understood and agreed that the Premises are to be used and occupied by Lessee for banking purposes.

7. ZONING. Lessor covenants and agrees that the Premises are properly zoned for the uses hereinbefore described. If, at any time during the term hereof, there shall be any zoning laws, statutes or ordinances regulating the use of said Premises which shall make it unlawful or impracticable for Lessee to conduct its business on the demised Premises, Lessee shall have the option of ten-ninating this Lease by notice to such effect to Lessor; and, in the event this Lease is so terminated, Lessee shall not be liable to Lessor on account of any covenants or obligations I herein contained. Upon Lessee's election to terminate this Lease under the provisions of this paragraph, the ten-nination date shall be the 30th day after the giving of notice as provided in the paragraph of this Lease entitled "Notices."

8. TITLE. Lessor warrants that it has lawful title and right to make this Lease for the term hereof.

9. HOLDING OVER. Should Lessee, or any party claiming under Lessee, hold over in possession at the expiration of the term, such holding over shall not be deemed to extend the term or renew this Lease, and such holding over shall be an unlawful detainer and such parties shall be subject to immediate eviction and removal. Lessee shall pay, upon demand, to Lessor during any period while Lessee shall hold the Premises after expiration of the term, as liquidated damages, a sum equal to one hundred fifty percent of the monthly rate of minimum rent in effect for the last month of the term, and Lessee shall also pay all direct damages sustained by Lessor by reason of such holding over.

10. POSSESSION PRIOR TO COMPLETION. Prior to the date of completion of any work to be performed by Lessor and commencement of the lease term and Lessee's obligation for rent, Lessee shall be permitted a reasonable period within which to install its . fixtures, machinery and equipment and to perform such other acts as may be necessary to prepare the Premises for the conduct of its business, provided such may be done without interference with any construction in progress and provided such shall be at Lessee's risk. Lessee shall hold Lessor harmless from all loss, cost and damages to Lessor's property directly resulting from the installation of such fixtures, machinery and equipment.

11. CONDITION OF PREMISES. Lessor shall deliver and Lessee shall accept the Premises in "Cold Shell" as defined in Exhibit "C." Lessee shall take good care of the Premises. Lessee may make alterations in and to the Premises and building thereon, only upon prior written approval of Lessor which approval shall not be unreasonably withheld. All repairs and alterations shall be in quality at least equal to the original construction. At the termination of this Lease, Lessee

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shall deliver the Premises to Lessor in as good condition as when delivered to
Lessee, reasonable wear and tear, changes and alterations authorized under this Lease, loss and damage by fire or other casualty excepted.

12. LIENS AND ENCUMBRANCES. Lessee shall not permit any mechanic's or similar liens to remain upon the Premises for labor or materials furnished to Lessee in connection with work of any character performed or claimed to have been performed on the Premises at the direction or with the consent of Lessee, whether such work was performed or materials furnished before or after the commencement of the term of this Lease. Lessee may, however, contest the validity of any such lien or claim, provided Lessee shall, if required by Lessor, give to Lessor reasonable security to insure payment and to prevent any sale, foreclosure or forfeiture of the Premises by reason of such nonpayment. Upon a final determination of the validity of any such lien or claim, Lessee shall immediately pay any judgment or decree rendered against Lessee or Lessor with all proper costs and charges and shall cause such lien to be released of record without cost to Lessor. Upon payment of any such lien, Lessor shall release any security held on account of such lien.

13. MAINTENANCE. a. Lessor agrees to keep and maintain, in good condition and repair, all structural components of said building, including walls and roof. Lessor also agrees to keep the paving of the driveway and parking area of the Premises in good repair throughout the term of the Lease. All other repairs and maintenance, both interior and exterior, shall be the responsibility of Lessee
b. Lessee agrees, at its own expense, to keep the interior of the Premises in good repair and to take care of all repairs and replacements which may be necessary to the building equipment that services only the Premises, such as the Lessee also agrees to furnish all light bulbs and tubes which require replacement due to ordinary use and wear. Lessee agrees to maintain regular service of the heating and air conditioning equipment at approximately six-month intervals or as the condition of such equipment necessitates, and will furnish evidence of service upon request of Lessor.

14. CONTROL OF COMMON AREAS. All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Lessor from time to time in or near the Shopping Center, including employee and customer parking areas, the truck way or ways, loading docks, package pick-up stations, Shopping Center signs, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, hallways, display and exhibit areas and other areas and improvements provided by Lessor for the general use, in common, of Lessee of the Shopping Center, their officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Lessor or its designees, and Lessor shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this paragraph. All such facilities and areas, together with the foundations, concrete floors, exterior walls and roofs of all buildings within the Shopping Center and all ducts, conduits and similar items, heating, ventilating, air conditioning, plumbing, security and fire protection systems and storm, sanitary drainage and other utility systems not installed by or exclusively serving a single Lessee of the Shopping Center, are hereinafter collectively called the "Common Areas." Lessor, or its designees, shall have the right to construct, maintain and operate lighting and parking facilities on all Common Areas; police the same; from time to time change or reduce the area, level, location, size and arrangement of parking areas and other facilities hereinabove referred to as long as the number of parking spaces complies with all applicable laws and ordinances; restrict parking by lessee, their officers, agents and employees to employee parking areas; close all or any portion of said areas or facilities to

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g, air conditioning, plumbing, electric wiring, due to normal use and operation of said building equipment such extent as may, in the opinion of Lessor's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; close temporarily all or any portion of the parking areas of facilities; erect improvements or buildings on such parking areas and other Common Areas and improvements; discourage noncustomer parking; and do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, Lessor shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants of the Shopping Center, their officers, agents, employees and customers; provided that no such changes shall deny or materially interfere with reasonable visibility of, ingress to or egress from the Premises.

15. MAINTENANCE CHARGES. Lessee agrees to pay, as additional rent, monthly or less frequently as directed by Lessor, Lessee's Proportionate Share of the Shopping Center's Common Area Maintenance Cost (as hereinafter defined). Such payments shall be based on Lessor's reasonable estimates subject to adjustment from time to time on determination of the actual amount of the Shopping Center's Common Area Maintenance Cost. The failure of Lessee to pay any portion of Lessee's proportionate share of the Shopping Center's Common Area Maintenance Cost on or before the 15th day after notice from Lessor shall constitute a material default under this Lease and shall be treated for all purposes as a default in the payment of rent. Lessee, at its option, may pay in advance monthly installments with rent, and if so paid, this default provision shall not apply. To the extent that the Common Areas serve facilities or persons occupying outlets of the Shopping Center who are not tenants of the Shopping Center, Landlord shall assess and collect from such facilities or persons fees for the use of the Common Areas, which fees shall reduce the Shopping Center's Common Area Maintenance Cost. b. "Shopping Center's Common Area Maintenance Cost shall be the total of all items of cost and expense reasonably expended (including appropriate reserves) in operating, managing, equipping, protecting, policing, lighting, repairing, insuring, replacing and maintaining the Common Areas and their facilities (less any insurance proceeds collected with respect to any such repair or replacement) including, but not limited to, all costs and expenses of:
i. maintaining and repairing the Common Areas as shall be required, in Lessor's judgment, to preserve the utility and condition of the Common Areas in substantially the same condition and status as the Common Areas were in as of the commencement date; ii. security, fire protection and traffic direction and control; iii. cleaning and removal of rubbish, dirt, debris, snow and ice (including removal of snow and ice from rooftops); iv. planting, replanting and replacing flowers and landscaping; v. water, drainage and sewerage; vi. liability, property damage, fire, extended coverage, flood, rent loss, malicious mischief, vandalism, worker's compensation, replacement insurance of the Shopping Center and employees' liability and any other casualty and liability insurance; vii. wages, health and welfare benefits, pension benefits, union dues, vacations, unemployment taxes and social security taxes; viii. real and personal property taxes for the Common Areas as well as the Retail Shopping Center; ix. Permits and licenses; x. supplies; xi. the operation of loudspeakers and any other equipment supplying music; xii. utility services and lighting (including the cost of light bulbs and electric replacement of filters in the heating, ventilation and air conditioning xiv. replacement of any broken glass or fixtures on the exterior of the Shopping Center; xv. depreciation of machinery and equipment used in the operation of the Common Areas (but not including depreciation of the original cost of acquiring Common Areas of the Shopping Center; xvi. administrative charges in an amount not to exceed 15 percent of the Shopping Center's Common Area Maintenance Cost (exclusive of such administrative charges); xvii. the charges of any independent contractor who,


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under contract with the Lessor or its representatives, does any of the work of operating, maintaining or repairing the Common Areas; xviii. sees fit; and insuring the Shopping Center against casualty and any liability as Lessor sees fit; and xix. any other expense or charge, whether or not hereinabove mentioned which, in accordance with generally accepted accounting and management principles, would be considered as an expense of managing, operating, maintaining or repairing the Common Areas.

16. TRADE FIXTURES. Trade fixtures, machinery and other equipment, which are supplied and used by Lessee in the conduct of its business and which are not necessary for the general operation and maintenance of the Premises, shall be the property of Lessee and may be removed by Lessee at any time prior to or upon termination of the Lease. If required by Lessor, Lessee shall, at its expense, remove such trade fixtures at the expiration of the term and repair any damage caused by such removal.

17. DESTRUCTION OF PREMISES. In case the building shall be more than 50 percent destroyed by the elements, fire or other causes, either Lessor or Lessee may cancel this Lease within 45 days after such destruction, by giving notice to the opposite party as provided in the paragraph of this Lease entitled "Notices," stating such intention to terminate this Lease. In the event either party exercises such option, this Lease shall cease upon the mailing of such I notice, and Lessee shall surrender possession of the Premises. But in the event neither Lessor nor Lessee elects to cancel within 45 days after more than 50 percent destruction of the building, or in the event the building is destroyed 50 percent or less, Lessor shall at once proceed to make the repairs in accordance with all then-existing building codes, laws or ordinances and said Lease shall not terminate, but during the time in which such repairs are being made, no rent shall be payable except pro rata for such parts of said Premises as may be then used and occupied by Lessee.

18. EMINENT DOMAIN. If, under the power of eminent domain, there shall be a permanent taking of the whole or any portion of the Premises, or of the access gas, telephone, and other utility services furnished to the Premises. of the Premises so as to materially affect Lessee's business operation on the Premises, the term of this Lease shall cease as of the date that, pursuant thereto, title shall be taken by the appropriating authority. Except as hereinabove provided, in the event of any taking of a portion of the Premises which does not materially affect Lessee's business operation on the Premises, this Lease shall continue in full force and effect, except that the rent shall be equitably reduced and Lessor shall make all necessary repairs or alterations to the Premises so as to constitute the remaining portion of the Premises as a complete architectural unit. All compensation awarded for any taking under the power of eminent domain, whether for the whole or a portion of the Premises, shall be the property of Lessor, whether such damages shall be awarded as compensation for diminution in the value of, or loss of, the Premises, or for the diminution in the value of, or loss of, the fee of the Premises, or otherwise, and Lessee hereby assigns to Lessor all of Lessee's right, title and interest in and to any and all such compensation, provided, however, that Lessor shall not be entitled to any award made to Lessee for the value of the Leasehold, including loss of business, relocation, or depreciation of or cost of removal of stock and fixtures.

19. PERSONAL PROPERTY TAXES. Lessee shall pay all personal property taxes and license fees assessed against it or its property on said Premises.

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20. UTILITIES. Lessee shall pay all separately metered charges for water, electricity,

21. INSURANCE. Lessee shall carry insurance on its own leasehold fixtures, equipment and inventory. Lessee shall also carry liability insurance protecting both Lessor and Lessee, as their interest may appear, in the following amounts:
Personal liability insurance in the minimal amount of $1,000,000 for personal injury to any person and $3,000,000 for any one incident, and $500,000 property damage. Lessee shall provide Lessor with proof of said insurance, from time to time, being in continuation of this Lease.

22. INDEMNIFICATION OF LESSOR. Lessee shall defend, indemnify and save harmless Lessor, its agents and employees against any liability or claim thereof whether for injury to persons, including death, or damage to property arising out of the condition of the Premises after delivery of exclusive possession when such condition is solely attributable to any act or omission to act upon the part of Lessee, its agents or employees, or arising out of or connected with Lessee's use and occupancy of said Premises.

23. CONFORMITY WITH GOVERNMENT REGULATIONS. Lessee agrees to fully comply with and obey all legally enforceable laws, ordinances, rules, regulations and requirements of all legally constituted authorities in any way affecting the uses of said Premises. Any new installations in said building that may be necessary to conform to any applicable Government order, whether local or otherwise, shall be at the sole expense of Lessor. Lessee shall not have any responsibility for new installations in the Common Areas.

24. SIGNS. Lessee shall have the right to affix appropriate identification signs to the exterior walls of the Premises subject to Lessor's prior written approval, and in accordance with the requirements of appropriate governmental authorities.

25. OUTDOOR FIXTURES AND PROMOTIONS. Lessee may not place any personal property or fixtures, or conduct any sales or promotional activity, on any Common Area, as defined in the paragraph entitled "Trade Fixtures," without the written approval of Lessor, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee shall be entitled to store or display merchandise or seasonal items in the Common Areas described in Exhibit "E" adjacent to the Premises provided that such display or storage does not unreasonably detract from the appearance of the Shopping Center or unreasonably interfere with ingress or egress.

26. BUSINESS HOURS. Lessee will operate the Premises and have the same fully open and available for business for a minimum of five (5) business days per week, except during any week that includes a legal holiday. During all such time as Lessee may be open for business, Lessee will provide adequate personnel and sales force to service the customers of such business; provided, however, if Lessee is unable to comply herewith by reason of shortage of material, strikes, acts of God, destruction of the premises by fire, or any other reason or cause beyond Lessee's control (financial inability of Lessee excepted), Lessee shall not be deemed to be in default hereunder.

27. SUBORDINATION. Lessee agrees to subordinate this Lease to any mortgage, trust deed or other encumbrance in the nature of a mortgage which currently exists, or may hereafter be placed on the Premises, provided that such mortgage, trust deed or other encumbrance shall assure to Lessee, its successors and assigns, the right to freely, peaceably and quietly occupy and enjoy the full

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possession and use of the Premises so long as Lessee shall not be in default of this Lease as defined in the paragraph of this Lease entitled "Remedies of Lessor." If at or prior to the time of delivery of possession of the entire Premises, the Premises are subject to any mortgage, trust deed or other encumbrance in the nature of a mortgage which is prior to or superior to this Lease, Lessor shall furnish to Lessee an agreement executed by such mortgagee or trustee obligating any party acquiring title or the right of possession under and by virtue of such mortgage, trust deed or other encumbrance to be bound by this Lease and all Lessee's rights hereunder, provided that Lessee is not then in default of this Lease as defined in the paragraph entitled "Remedies of Lessor."

28. ENTRY BY LESSOR. Lessee agrees that Lessor, its agents or representatives shall, at all reasonable times, have free access to the Premises for the purpose of examining and inspecting the condition of the same, or for making repairs or exercising any right or power reserved to Lessor under the terms of this Lease, provided, however, that Lessor shall schedule and conduct any visits in a manner designed to minimize any interference with the operation of Lessee's business and Lessor shall be accompanied by an officer of the Lessee.

29. ASSIGNMENT AND SUBLETTING. Lessee may, from time to time, assign or reassign this Lease or sublease the whole or any part of the Premises for lawful purposes, if written consent is given by Lessor, which consent shall not be unreasonably withheld. In the event of any such assignment or sublease, Lessee shall nevertheless remain primarily liable to Lessor for the payment of all rent and for the full performance of all of the covenants and conditions of this Lease.

30. REMEDIES OF LESSOR. In the event Lessee shall be in default in the payment of rents or other charges hereunder for a period of (IO) days and such default is not cured, or, if Lessee otherwise shall breach its covenants or obligations hereunder, and shall remain in default for a period of thirty (30) days after written notice from Lessor of such default, Lessor shall have the right and privilege of terminating this Lease and declaring the same at an end, and of entering upon and taking possession of said Premises, and shall have all legal remedies for recovery of rent, including acceleration of all future rents owing, repossession of the Premises, and damages suffered.

31. REMEDIES OF LESSEE. In the event Lessor shall breach or be in default in the performance of its covenants or obligations, and shall remain in default for a period of 30 days after written notice to it of such default, Lessee shall have the right and privilege of terminating this Lease and shall have all legal remedies for the recovery of damages suffered by it and shall not be liable for any rentals accruing after the date of termination.

32. EMPLOYEE PARKING AREA. Lessee and its employees shall park their motor vehicles in such areas as Lessor shall, from time to time, designate as employee parking areas. Lessee agrees that all loading and unloading of goods shall be made at such reasonably convenient and accessible places as are designated by Lessor and that said loading and unloading operations shall be conducted so as to minimize any interference with the operation of the businesses of the other tenants in the Shopping Center. Lessee shall not unreasonably block or obstruct any street, sidewalk or right-of-way adjacent to or comprising part of the Shopping Center. Lessee further agrees that all loading and unloading of goods shall be done in compliance with the agreement attached hereto as Exhibit "D." Exhibit "F" highlights the recommended area for Employee parking. Lessor agrees

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to allow Lessee's employees to park immediately north of the Leased Premises as is necessary for security purposes.

33. TENANTS' ASSOCIATION. Lessee shall join and be a member of a tenants' association composed of the tenants of the Shopping Center, and Lessee agrees to be bound by the rules and regulations adopted by said association and to pay its pro rata share of any assessments and dues to said association, which may be adopted and assessed against its members for the promotion of the Shopping Center.

34. WAIVER OF SUBROGATION. Lessor hereby waives and releases all claims, liabilities and causes of action against Lessee and its partners, officers, agents, servants and employees for loss or damage to, or destruction of, the buildings and other improvements situated on the Premises, resulting from fire or other perils to the extent included in and paid for by the standard extended coverage insurance to be obtained by Lessor, whether caused by the negligence of any of said persons or otherwise. Likewise, Lessee hereby waives and releases all claims, liabilities and causes of action against Lessor and its partners, officers, agents, servants and employees for loss or damage to, or destruction of, any of the improvements, fixtures, equipment, supplies, merchandise and other property, whether that of Lessee or of others, in, upon or about the Premises resulting from fire or other perils to the extent included in and paid for by standard extended coverage insurance to be obtained by Lessee hereunder, whether caused by the negligence of any said persons or otherwise. The waivers and releases set forth herein are given on behalf of the waiving party and its successors and assigns and its insurers, and these waivers shall remain in force so long as the insuring party's insurer shall consent thereto without additional premium; and if additional premium is charged, then the other party shall have the option to pay the same to keep this waiver in force. The foregoing mutual waivers are given in consideration of each other, and the termination or suspension of one shall, with the like effect, terminate or suspend the other.

35. RECOVERY OF ATTORNEYS' FEES AND COSTS. In case suit shall be brought for recovery of possession of the Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of any breach of any other covenant herein contained on the part of Lessor or Lessee to be kept or performed, the prevailing party shall be entitled to recover from the other party all expenses incurred therefore, including all reasonable attorneys' fees and costs.

36. SUCCESSORS. This Lease shall be binding upon and inure to the benefit of the respective parties, their heirs, administrators, executors, legal representatives, successors and assigns.

37. NOTICES. All notices given under this instrument shall be in writing, and shall be given by depositing the notice in the United States certified or registered mail, postage prepaid, enclosed in an envelope addressed to the party to be notified, at such party's address as shown in this paragraph or at any known address of any Lessor, if there be more than one; and shall be effective three (3) days after the day upon which notice is so mailed. If there be more than one Lessor, notice to any one of them shall constitute notice to all. Subject to change by notice from the party to be charged with such notice, notices to Lessor shall be addressed as follows: Lessor: .with a copy to: Rogers Markets, 528 West Washington Boulevard, P. 0. Box 10359 Fort Wayne, Indiana 46851 with a copy to Daniel E. Serban, Shambaugh, Kast, Beek & Williams, LLP P.O. Box 11648 Fort Wayne, IN 46859-1648 and notices to Lessee shall be addressed as follows: Lessee: Tower Bank, Curt Brown, 116 E. Berry Fort Wayne, Indiana 46802.


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38. RIGHTS NOT WAIVED. Failure of either party to insist upon the strict and prompt performance of the terms, covenants, agreements and conditions herein contained, or any of them, upon the other party imposed, shall not constitute or be construed as a waiver or relinquishment of such party's right thereafter to enforce any such term, covenant, agreement or condition, but the same shall continue in full force and effect.

39. GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of Indiana.

40. OUTLET ENJOYMENT. Lessor agrees that, contingent upon Lessee's compliance with the terms and conditions of this Lease, Lessee shall quietly and peaceably hold, possess and enjoy, for the purposes intended, the Premises for the full term of this Lease without hindrance or molestation from Lessor or any person claiming by, through or under it, and Lessor will defend the title to the Premises against all persons or entities whomsoever or whatsoever, except those claiming by or through Lessee.

41. CAPTIONS. The descriptive headings of this Lease are inserted for convenience and reference only and do not constitute a part of this Lease.

42. TIME. Time is of the essence in each and every obligation, duty, covenant and requirement of this Lease.

43. ENTIRE AGREEMENT. This Lease and guaranty set forth all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Lessor and Lessee concerning the Premises except those herein set forth. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

44. RESTRICTIONS. Lessee agrees to honor all restrictions and exclusivity agreements which have been recorded with regard to the Shopping Center, provided that Lessee is provided copies of any such documents prior to execution of this Lease. These are made part of lease as Exhibit "E."

45. PROPORTIONATE SHARE. "Proportionate Share" as used in this Lease shall be defined as the fraction created by using a numerator determined by the amount of square footage leased by Lessee and a denominator determined by the total square footage of the leasable space in the Shopping Center. "Leasable space" shall mean all interior space that is or is reasonably capable of being leased in the Shopping Center.

46. VISIBILITY OF LEASED SPACE, Lessor agrees not to construct any buildings north of the Leased Premises in the area highlighted on Exhibit "G."

47. INGRESS AND EGRESS. Lessor grants to Lessee ingress and egress for its employees, customers and agents over the driveways serving the shopping center. Lessor has the right to relocate the drives to Scott Road and/or Illinois Road at its sole discretion as long as ingress and egress is still provided to Lessee to these roads.

LESSOR: Rogers Markets, Inc. By:  ss/John W. Rogers Its:  Vice President
        Date: 8/8/00
LESSEE: Tower Bank By:  Kevin J. Himmelhaver, Its:  CFO  Date:  8/8/00

STATE OF INDIANA

COUNTY OF ALLEN SS: Before me, a Notary Public, in and for said County and State, this 8th day of August, 2000 and personally appeared John W. Rigers as Vice President of Rogers Market and acknowledged the execution of the foregoing lease.

My Commission Expires 1-14-2007

SS/Lori A. Brueggemann Notary Public Printed Name Lori A Brueggemann Resident of Allen County

STATE OF INDIANA
COUNTY OF ALLEN SS:

Before me, a Notary Public, in and for said County and State, this 8th day of August, 2000 personally appeared Kevin J. Himmelhaver and acknowledged the execution of the foregoing lease.

My Commission Expires 1/14/2007

SS/Lori A. Brueggamann Notary Public Printed Name Lori A. Brueggemann Resident of Allen County

Exhibit A (map)

Exhibit B (maps, pages 1 and 2)

Exhibit C Improvements to be made by the landlord for Tower Bank
   Drive-up window and night deposit box opening.
   Vestibule Drive-up canopy with enclosed ceiling
   Drive-up lanes paving and curb work HVAC unit size minimum of 380 square feet per ton HVAC unit placed ready for Tenant to complete distribution
   Concrete floor
   Interior walls studded ready for drywall
   Exterior complete with windows, brick, siding and canopy
   Plumbing for rest room and break room
   Drive-up lane curbing and islands and additional lane

Exhibit D (map)

Exhibit E, 1 of 6

WRITTEN COMMITMENT

This Written Commitment ("Commitment") is made as of the _________ day of October, 1999 by Rogers Markets, Inc. an Indiana corporation ("Developer").

RECITALS

A. On March 18, 1999, the Allen County Plan Commission ("Plan Commission") approved, with conditions, a secondary development plan ("Development Plan") for a neighborhood shopping center project known as "The Shops at Scott Road" ("Development"). The Development is proposed to be constructed on a parcel of real estate located in Allen County, Indiana, which is legally described in the addendum attached to this Commitment as Exhibit "A" ("Real Estate").

B. There currently is shown on the Development Plan a parcel, near the Development's southeastern border, identified as "Outlot #4."

C. Under IC36-7-4-613, the Plan Commission may permit or require the owner of real property to make a commitment concerning the use or development of the real property.

D. Developer is willing to make certain commitments concerning use and development of the Real Estate and Outlot #4.

COMMITMENT

Developer makes the following written commitments:

1. BUFFER. To provide screening of the Development to the south, the Developer has constructed and shall maintain, a landscape buffer ("Buffer") consisting of an earthen mound ("Mound") and plant material. The following commitments are made with respect to the Buffer:

1.1 The Mound shall be maintained at no less than its existing height unless otherwise approved by Plan Commission staff.

1.2 The top surface of the Mound will be landscaped in accordance with a landscape plan approved by Plan Commission staff.

1.3 The Developer shall be responsible for maintenance of the Mound and landscaping. Dead and diseased plant materials shall be replaced promptly, weather permitting.

Exhibit E 2 of 6

2. USE RESTRICTIONS
2.1 Real Estate. No part of the Real Estate shall be used for the following purposes:
2.1.1    Sales or rental of x-rated videos;
2.1.2    Gun or rifle shop;
2.1.3    Bar or tavern;
2.1.4    Hotel, motel, private club, or lodge;
2.1.5    Telephone exchange or electrical substation; or
2.1.6    Amusement enterprises.
2.2      Outlot #4. Outlot #4 may be used only for the following purposes:
2.2.1    Professional services, including without limitation, the following:
2.2.1.1  Medical clinic, with related facilities such as prescription services;
2.2.1.2  Law office;
2.2.1.3  Professional engineering office:
2.2.1.4  Architect's office;
2.2.1.5  Accountant's office;
2.2.1.6  Real estate and related service;
2.2.1.7  Finance and insurance office;
2.2.1.8  Optometry service; or
2.2.1.9  Funeral home.

Exhibit E, 3 of 6

2.2.2    Services and sales, but limited to the following uses

2.2.2.1  Photography and art studio;

2.2.2.2  Sale and repair of musical instruments;

2.2.2.3  Watch Repair shop,

2.2.2.4  Barber and beauty shop;

2.2.2.5  Commercial art studio

2.2.2.6  Advertising office;

2.2.2.7  Bank, Savings and loan, loan office, or other lending facility

2.2.2.8  Rental and sale of videos (except for videos which are x-rates);

2.2.2.9  Hardware store, garden equipment supply store, paint store;

2.2.2.10 Travel agency; or 2.2.2.11 Public utility customer service.

2.2.3    Commercial offices.

2.3      Additional Provisions Regarding Permitted Uses.

2.3.1 Nothing in section 1.1.1 shall be construed to prohibit the sale or rental of videos which are not x-rated.

2.3.2 Nothing in section l.1.3 shall be construed to prohibit use of any part of the Real Estate as a restaurant which serves alcoholic beverages.

3. Deliveries and Trash Removal. Deliveries of goods and trash removal south of the buildings depicted on the Development Plan shall be prohibited except between the hours of 7:00 a.m. and 7:00 p.m. daily.

4. Binding effect. This Commitment shall run with the land, and shall be binding upon Developer and its respective successors in title and assigns.

Exhibit E, 4 of 6

5. ENFORCEMENT RIGHTS. The Zoning Administrator of Allen County, Indiana shall be entitled to all legal and equitable remedies available (including specific performance and injunctive relief) for a violation of this Commitment. Attorney fees and court costs shall be awarded to the prevailing party in any litigation to enforce a provision in this Commitment.

6. EFFECTIVE DATE. This Commitment shall be effective upon the occurrence of both of the following described events: 6.1 This Commitment is approved and executed by the Executive Director of the Plan Commission. 6.2 This Commitment (fully executed) is recorded in the Office of the Recorder of

7.  Allen County, Indiana.

8.  STATUTORY AUTHORITY.  This Commitment is made pursuant to IC 36-7-4-613.

9. AMENDMENT. Amendment of this Commitment may only be made in accordance with IC 36-7-4-613.

Exhibit E,  5 of 6

ROGERS MARKETS, INC.     By SS/John W. Rogers, Vice President

STATE OF INDIANA)      )        COUNTY OF ALLEN  )        SS:

Before me, the undersigned, a Notary Public, in and for said County and State, on this 19th day of October, 1999, personally appeared John W. Rogers, Vice President of Rogers Markets, Inc., an Indiana corporation, who acknowledged the execution of the foregoing.

                                               My Commission Expires:  12-15-00
                                               /s/PATRICIA A. SABLIN
                                               -----------------------
                                               Notary Public
                                               Resident of Allen County, Indiana

Exhibit E 6 of 6

This Written Document has been reviewed and approved by the Allen County Plan Commission. The contents of this Written Commitment conform to the requirements of the Allen County Zoning Ordinance, and this Written Commitment is now eligible for recording. This certification does not extend to the form or validity of the Written Commitment. The undersigned certifies that he has the authority to sign this Written Commitment on behalf of the Allen County Plan Commission.

                                        Dated: 1999 Allen County Plan Commission

                                        By: DENNIS A. GORDON
                                        ---------------------------
                                        AICP Executive Director

This instrument prepared by Daniel J. Deeb, attorney at law. Mail to: Daniel J. Deeb (Beckman Box).


Exhibit F (map)